SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

THE BANK OF NEW YORK COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-6152	13-2614959
(Commission file Number)	(I.R.S. Employer Identification Number)

One Wall Street, New York, NY 10286
(Address of principal executive offices) (Zip code)

212-495-1784
(Registrant’s telephone number, including area code)

Item 5    Other Events

Four exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File Nos. 333-89586, 333-89586-01, 333-89586-02, 333-89586-03, 333-89586-04) filed by The Bank of New York Company, Inc. (the “Company”) with the Securities and Exchange Commission covering the Company’s 3.75% Senior Notes due 2008 (the “Notes”), issuable under an Indenture (the “Indenture”), dated as of July 18, 1991 between the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company). The exhibits consist of the Pricing Agreement (which incorporates the Underwriting Agreement Standard Provisions (August 2002)), dated November 14, 2002, among the Company, Goldman, Sachs & Co. and BNY Capital Markets, Inc. as Underwriters (the “Pricing Agreement”); the Form of Note; an Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture; and the opinion of counsel as to the legality of the Notes.

Item 7    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

The following exhibits are filed herewith:

1.1	Pricing Agreement.

4.1	Form of Registrant’s 3.75% Senior Notes due 2008.

4.2	Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture.

5.1	Opinion of Paul A. Immerman, Esq.

23.1	Consent of Paul A. Immerman, Esq. (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November 21, 2002

The Bank of New York Company, Inc.

By:	/s/ Thomas J. Mastro
Name: Title:	Thomas J. Mastro Comptroller